Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT dated as of June 7, 2018 (this “Amendment”), with respect to the Credit Agreement referred to below, by and among CARBO Ceramics Inc., a Delaware corporation, as borrower (“Borrower”), the guarantors party hereto (each a “Guarantor” and collectively, the “Guarantors”), the lenders party hereto, and Wilks Brothers, LLC, a Texas limited liability company, as administrative agent (the “Administrative Agent”).

RECITALS

WHEREAS, Borrower, Administrative Agent, and the lenders party thereto from time to time are parties to that certain Amended and Restated Credit Agreement dated as of March 2, 2017 (as the same now exists and as it may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, Borrower, Administrative Agent, and the lenders party to the Credit Agreement as of the date hereof (the “Lenders”) desire to modify and amend certain terms of the Credit Agreement as set forth herein.

NOW THEREFORE, in consideration of the premises and of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.	Defined Terms.

Unless otherwise defined herein, all capitalized terms used herein have the meanings assigned to such terms in the Credit Agreement, as amended hereby.

Section 2.	Amendments.

Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the date hereof upon satisfaction of such conditions, the Credit Agreement is hereby amended as follows:

(a)The following new terms are hereby added to Section 1.1 (Certain Defined Terms) of the Credit Agreement in the appropriate alphabetical order:

“Account Control Agreement” and “Control Agreement” each means, with respect to any deposit account or securities account, an agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Administrative Agent, the financial institution or other Person at which such account is maintained and the Credit Party maintaining such account or owning such entitlement, effective to grant “control” (as defined in the UCC (as defined in the Security Agreement), as applicable) over such account to the Administrative Agent for the benefit of the Secured Parties.

“Excluded Account” means any deposit account or securities account in which funds are maintained and used solely for (a) the payment of salaries, wages and payroll tax, workers’ compensation, 401K, health and welfare plans, or (b) petty cash with a balance less than $100,000 individually, or in the aggregate for all such petty cash accounts, at all times.

“First Amendment to Credit Agreement” means that certain First Amendment to Amended and Restated Credit Agreement dated as of June 7, 2018 by and among Borrower, the Guarantors party thereto, the Lenders party thereto and the Administrative Agent.

(b)The following terms as set forth in Section 1.1 (Certain Defined Terms) of the Credit Agreement are hereby amended and restated in their entirety as follows:

“Liquid Investments” means (a) readily marketable direct full faith and credit obligations of the United States of America or obligations unconditionally guaranteed by the full faith and credit of the United States of America; (b) commercial paper issued by (i) any Lender or any Affiliate of any Lender or (ii) any commercial banking institutions or corporations rated at least P-2 by Moody’s or A-2 by S&P; (c) certificates of deposit, time deposits, and bankers’ acceptances issued by (i) any of the Lenders or (ii) any other commercial banking institution which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $250,000,000 and rated Aa by Moody’s or AA by S&P; (d) repurchase agreements which are entered into with any of the Lenders or any major money center banks included in the commercial banking institutions described in clause (c) and which are secured by readily marketable direct full faith and credit obligations of the government of the United States of America or any agency thereof; (e) investments in any money market fund which holds investments substantially of the type described in the foregoing clauses (a) through (d); (f) other investments made through the Administrative Agent or its Affiliates and approved by the Administrative Agent, and (g) deposit accounts and securities accounts (solely to the extent that such securities accounts only hold the investments described in the foregoing clauses (a) through (f)), subject to the terms and conditions of Section 5.9(c) of the Agreement.  All the Liquid Investments described in clauses (a) through (d) above shall have maturities of not more than 365 days from the date of issue.

(c)A new Section 5.9(c) is hereby added to the Credit Agreement in correct alphabetical order:

“(c)Within thirty (30) days after opening a deposit account or securities account (other than an Excluded Account), or such greater period of time as may be approved by the Administrative Agent, the applicable Credit Party shall execute and deliver and shall cause to be delivered to the Administrative Agent an Account Control Agreement from the bank maintaining such deposit account or securities account and take any steps which may reasonably be requested by Administrative Agent to perfect its security interest in such account, for the benefit of the Secured Parties.”

(d)A new Section 5.9(d) is hereby added to the Credit Agreement in correct alphabetical order:

“(d)Except as expressly contemplated by Section 5.9(b) and Section 5.9(c), all deposit accounts and securities accounts (in each case, other than Excluded Accounts) owned or held by an Credit Party shall be subject to an Account Control Agreement at all times.”

(e)A new Section 6.1(m) is hereby added to the Credit Agreement in correct alphabetical order:

“(m)Debt incurred pursuant to one or more corporate credit card services provided to Borrower by JPMorgan/Chase, provided that the aggregate principal amount of such Debt outstanding pursuant to this Section 6.1(m) shall not exceed $400,000.00 at any time.”

(f)Section 6.2(i) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(i) Liens on cash or securities pledged to secure (i) letters of credit permitted under Section 6.1(g), (ii) Hedging Arrangements permitted under Section 6.1(f) provided that the amount of cash and/or securities pledged to secure such Hedging Arrangements that do not constitute Obligations shall not exceed $5,000,000 at any time, (iii) performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations and other obligations of a like nature incurred in the ordinary course of business, and (iv) corporate credit card services permitted under Section 6.1(m), provided that the amount of cash or securities pledged to secure such corporate credit card services shall not exceed $400,000.00 at any time; and”

(g)Section 6.3(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(b)Liquid Investments, provided that all such Liquid Investments shall be subject to a first priority, perfected Lien and security interest in favor of the Administrative Agent for the benefit of the Secured Parties;”

Section 3.	Representations and Warranties.

Each Credit Party hereby represents and warrants (which representations and warranties survive the execution and delivery hereof) to the Lenders and Administrative Agent that:

(a)the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects at and as of the date hereof as though made on and as of the date hereof, except (x) to the extent such representation or warranty was specifically made with regard to an earlier date in which case such representation or warranty shall be true and correct as of such earlier date; and (y) for such changes as a result of any act or omission specifically permitted under the Credit Agreement or any other Credit Document;

(b)the execution, delivery and performance of this Amendment have been duly authorized by all necessary action on the part of, and duly executed and delivered by such Credit Party, and this Amendment is a legal, valid and binding obligation of each Credit Party, enforceable against such Credit Party, in accordance with its terms, except as the enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law); and

(c)immediately prior to and after giving effect to this Amendment, no Default and no Event of Default exists and each Credit Party is in full compliance with the Credit Agreement and each of the other Credit Documents, as applicable.

Section 4.	Conditions Precedent.

This Amendment shall become effective as of the date first above written upon satisfaction of each of the following conditions:

(a)the Administrative Agent or its counsel shall have received (including by way of electronic transmission) this Amendment duly executed and delivered (or counterparts hereof) by the Administrative Agent, the Lenders, the Borrowers and each of the Guarantors;

(b)Borrower shall have paid in full to the Administrative Agent an amendment fee equal to $162,500 in good and immediately available funds (the “Amendment Fee”).  The Amendment Fee shall be fully earned and nonrefundable as of the date of this Amendment;

(c)Borrower shall have paid in full to the Administrative Agent and its counsel all other fees and expenses related to this Amendment and the Credit Agreement; and

(d)Borrower shall have delivered or caused to be delivered to the Administrative Agent a Control Agreement for account number: 5017420 established in the name of Borrower on the books and records of DST Asset Manager Solutions, Inc., as transfer agent for JPMorgan U.S. Government Money Market Fund and each of the other JPMorgan Mutual Funds, in form and substance reasonably satisfactory to the Administrative Agent.

Section 5.	Waiver of Claims.

Each Credit Party hereby waives, releases, remises and forever discharges the Administrative Agent and Lenders from any and all claims, suits, actions, investigations, proceedings or demands arising out of or in connection with this Amendment, the Credit Agreement and any other Credit Document (collectively, “Claims”), whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which such Credit Party ever had, now has or might hereafter have against the Administrative Agent or any Lender which relate, directly or indirectly, to any acts or omissions of Administrative Agent or any Lender on or prior to the date hereof.

Section 6.	Reference to and Effect on the Credit Agreement and the Credit Documents.

(a)Except as expressly provided herein (i) the Credit Agreement and the other Credit Documents shall be unmodified and shall continue to be in full force and effect in accordance with their terms and are hereby in all respects ratified and confirmed, (ii) the agreements of the Administrative Agent and the Lenders set forth herein shall be limited strictly as written, and (iii) this Amendment shall not be deemed a waiver of any term or condition of the Credit Agreement or any other Credit Document and shall not be deemed to limit, impair, constitute a waiver of, or otherwise affect or prejudice any right or rights which the Administrative Agent or any Lender may now have or may have in the future under or in connection with the Credit Agreement or any other Credit Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

(b)Each Credit Party hereby affirms its obligations under the Credit Agreement (as amended hereby) and the other Credit Documents and confirms its grant of a security interest in and Administrative Agent’s Lien on its assets as Collateral for the Obligations and acknowledges and affirms that such guarantee and/or grant is and shall remain in full force and effect in respect of, and to secure, the Obligations, in each case, in accordance with and subject to the terms of the Credit Agreement and the other Credit Documents, as applicable.

(c)Upon and after the date hereof, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to the “Credit Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended by this Agreement.

(d)This Amendment shall constitute a Credit Document.

Section 7.	Execution in Counterparts.

This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  Delivery by electronic transmission (including .pdf) of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

Section 8.	Costs and Expenses.

Borrower hereby affirms its obligation under the Credit Agreement to reimburse Administrative Agent for all costs and expenses paid or incurred by Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith, including but not limited to the attorneys’ fees and time charges of attorneys for Administrative Agent with respect thereto.

Section 9.	Further Assurances.

Pursuant to the Credit Agreement and the other Credit Documents, each Credit Party hereby authorizes the Administrative Agent to file any (x) financing statements to the extent permitted by applicable Legal Requirements in order to perfect or maintain the perfection of any security interest granted under any of the Credit Documents and/or (y) amendments to the existing financing statements to reflect the terms of the Credit Documents as amended by this Amendment. The Borrower at its expense will, and will cause each Subsidiary to, promptly execute and deliver to the Administrative Agent upon reasonable request by the Administrative Agent all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of any other Credit Party or Subsidiary, as the case may be, in the Credit Documents, or to further evidence and more fully describe the Collateral intended as security for the Obligations, or to correct any omissions in the Security Documents, or to state more fully the security obligations set out herein or in any of the Security Documents, or to perfect, protect or preserve any Liens created pursuant to any of the Security Documents, or to make any recordings, to file any notices or obtain any consents, all as may be necessary or appropriate in connection therewith or to enable the Administrative Agent to exercise and enforce its rights and remedies with respect to any Collateral, the Credit Agreement, the other Credit Documents and this Amendment.

Section 10.	Governing Law; Submission to Jurisdiction; Waiver of Jury.

The terms of Section 9.13 (Governing Law), Section 9.16 (Submission to Jurisdiction) and Section 9.18 (Waiver of Jury) of the Credit Agreement with respect to governing law, submission to jurisdiction, venue and waiver of jury trial (and, where applicable, judicial reference) are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

[Signature Page Follows]

In Witness Whereof, the parties hereto have caused this Amendment to be executed and delivered as of the date first above written.

BORROWER:

CARBO CERAMICS INC.

By: /s/ Ernesto Bautista, III

Name:Ernesto Bautista, III
Title:Vice President and Chief Financial Officer

GUARANTORS:

CARBO CERAMICS INC.

By: /s/ Ernesto Bautista, III

Name:Ernesto Bautista, III
Title:Vice President and Chief Financial Officer

ASSET GUARD INC.

By: /s/ Ernesto Bautista, III

Name:Ernesto Bautista, III
Title:Vice President and Chief Financial Officer

STRATAGEN, INC.

By: /s/ Ernesto Bautista, III

Name:Ernesto Bautista, III
Title:Vice President and Chief Financial Officer

Signature Page to First Amendment to Amended and Restated Credit Agreement

ADMINISTRATIVE AGENT:

WILKS BROTHERS, LLC,

as Administrative Agent

By: /s/ Morgan D Neff

Name: Morgan D Neff
Title: Authorized Representative

LENDER:

WILKS BROTHERS, LLC,

as Lender

By: /s/ Morgan D Neff

Name: Morgan D Neff
Title: Authorized Representative

Signature Page to First Amendment to Amended and Restated Credit Agreement